Exhibit 24.1

INDEPENDENT AUDITORS’ CONSENT

To the Board of Directors and Shareholders
Suncast Network, Inc.
(A Delaware Corporation)

We hereby consent to the inclusion by reference of our audit report dated October 3, 2008, for the years ended December 31, 2007 and December 31, 2006, which appear in this Registration Statement on Form 10 of Suncast Network, Inc. filed with Securities and Exchange Commission and to all references to our firm included in this Registration Statement on Form 10.

/s/ Simon & Edward, LLP
Simon & Edward, LLP

City of Industry, CA

October 31, 2008